Exhibit 8.3

Blake, Cassels & Graydon LLP

Barristers & Solicitors

Patent & Trade-mark Agents

595 Burrard Street, P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver BC V7X 1L3 Canada

Tel: 604-631-3300 Fax: 604-631-3309

February 27, 2020

Atlas Corp.

2600-200 Granville Street

Vancouver, BC V6C 1S4

Canada

Dear Sirs/Mesdames:

Re:	Atlas Corp. – Post Effective Amendment No. 1 to Registration Statements on Form F-3

We have acted as Canadian tax counsel to Atlas Corp. (the “Company”), a corporation formed under the laws of the Republic of the Marshall Islands, with respect to certain legal matters in connection with the filing of the Company’s Post Effective Amendments No. 1 to Registration Statements on Form F-3 (Registration Nos. 333-224291, 333-202698 and 333-151329) as of the date hereof (the “Registration Statements”), with the Securities and Exchange Commission (the “Commission”) relating to the registration of 20,000,000 common shares of the Company.

In connection therewith, we have reviewed the discussion set forth under the caption “Material Non-United States Tax Considerations – Material Canadian Federal Income Tax Considerations” included in the Registration Statements (the “Discussion”).

Subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statements, we hereby confirm our opinions set forth in the Discussion as of the date hereof (except for the representations and statements of fact of the Company and the statements of Marshall Islands law, included in the Discussion, as to which we express no opinion). In delivery of this opinion, we have relied upon an Officer’s Certificate duly executed by an officer of the Company as to the matters certified therein. We have made no independent investigation or verification of the statement and representations contained in the Officer’s Certificate and have assumed that the information therein is true, accurate and complete.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the use of our name in the Registration Statements. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.

Yours truly,

/s/ Blake, Cassels & Graydon LLP